SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT
AND ESCROW INSTRUCTIONS

THIS SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS (“Second Amendment”) is made and entered into as of this 4th day of May, 2011 by and between MEDICAL PARK PLACE MEDICAL COMPLEX, LLC, a Delaware limited liability company (“Seller”); and G&E HC REIT II BENTON MEDICAL PLAZA I & II MOB, LLC, a Delaware limited liability company, its successors and assigns (“Buyer”).

Recitals

WHEREAS, Seller and Buyer are parties to that certain Purchase and Sale Agreement and Escrow Instructions, dated as of April 20, 2011 (the “Original Purchase Agreement”), as amended by a First Amendment to Purchase and Sale Agreement and Escrow Instructions dated April 29, 2011 (collectively, the “Purchase Agreement”);

WHEREAS, the Purchase Agreement automatically terminated on May 2, 2011 due to the failure of Buyer to provide an Approval Notice pursuant to Section 3.5 of the Purchase Agreement; and

WHEREAS, Seller and Buyer desire to reinstate and further amend the Purchase Agreement as set forth below;

Agreement

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Buyer hereby agree as follows:

1. Recitals. The recitals set forth above are true and correct and are hereby incorporated in their entirety. Capitalized terms not otherwise defined herein shall have the meanings attributed to them in the Purchase Agreement.

2. Due Diligence Period. Notwithstanding anything to the contrary contained in the Purchase Agreement, the parties hereby acknowledge and agree that the definition of “Due Diligence Period” set forth in Section 3.2 of the Purchase Agreement as “from the Effective Date until May 2, 2011 (such period being the “Due Diligence Period”)” is hereby deleted and replaced with “from the Effective Date until May 6, 2011 (such period being the “Due Diligence Period”)”. Notwithstanding anything to the contrary contained in the Purchase Agreement, the parties shall cooperate using reasonable efforts to agree upon any matters and/or documents contemplated under the Purchase Agreement to be agreed upon on or prior to the expiration of the Due Diligence Period.

3. Title and Survey Objections. Notwithstanding anything to the contrary contained in the Purchase Agreement, the parties hereby acknowledge and agree to the following:

(a) The first sentence of Section 3.5 of the Original Purchase Agreement shall be deleted in its entirety and replaced with the following: “At any time on or before expiration of the Due Diligence Period, Buyer shall have the right to approve or disapprove in Buyer’s sole and absolute discretion, title and survey to the Property and zoning for the Property, by providing written notice to Seller disapproving such matters for purposes of this Article 3 (“Disapproval Notice”).”

(b) Section 2.3 of the Original Purchase Agreement shall be deleted in its entirety and replaced with the following:

“2.3 Seller’s Right to Cure Title Objections. On or before Thursday, May 5, 2011, Seller shall notify Buyer in writing of Seller’s election to cure, at Seller’s sole expense, any Title and Survey Objections received by Seller on or before noon Eastern on May 4, 2011 or Seller’s election, in its sole and absolute discretion, not to cure such Title and Survey Objections (“Seller’s Response Notice”). Prior to giving notice of an election not to cure such Title and Survey Objections, Seller will consult with Buyer in an attempt to resolve such Title and Survey Objections and if the same is reasonably susceptible of being resolved, will cooperate with Buyer at no cost or expense to Seller except for time in resolving such Title and Survey Objections. To the extent Buyer provides any Title and Survey Objections after noon Eastern on May 4, 2011, the Seller shall use its reasonable efforts to provide Seller’s Response Notice with respect to said Title and Survey Objections on or before noon Eastern time on Friday, May 6, 2011. If Seller notifies Buyer in accordance with the preceding sentences that Seller is unable or unwilling to cure any of the Title and Survey Objections, then Buyer may either terminate this Agreement (whereupon this Agreement shall terminate and the parties shall have no further obligations to or recourse against each other except for matters that expressly survive termination) or proceed to Closing and accept title to the Property subject to the Title and Survey Objections (except as otherwise set forth in this Agreement), without any abatement of the Purchase Price, or any liability or obligation on the part of Seller by reason of such Title and Survey Objections, except as otherwise set forth in this Agreement. If Buyer fails to notify Seller of its election to terminate before the expiration of the Due Diligence Period, then Buyer shall be deemed to have waived such Title and Survey Objections and the same, if any, shall be deemed acceptable to Buyer hereunder, except as otherwise set forth in this Agreement.”

4. Ground Lease Estoppel. The parties hereby acknowledge and agree that Exhibit I to the Original Purchase Agreement shall be deleted in its entirety and replaced with Exhibit A attached to this Second Amendment for all purposes of the Purchase Agreement, including, without limitation, Section 5.4.4 of the Original Purchase Agreement, as modified hereby. The second sentence of Section 5.4.4. of the Original Purchase Agreement shall be deleted in its entirety and replaced with the following: “The Ground Lease Estoppel shall be in a form substantially similar to Exhibit “I” attached hereto.”

5. Easement Estoppel. Notwithstanding anything to the contrary contained in the Purchase Agreement, the parties acknowledge and agree that the first sentence of Section 5.4.3 thereof shall be deleted in its entirety and replaced with the following:

“5.4.3 No later than three (3) Business Days prior to the Closing Date, the Seller shall have obtained an estoppel certificate(the “Estoppel Certificate”) in the form substantially similar to the form attached hereto as Exhibit D executed by Saline County, Arkansas.”

The parties hereby acknowledge and agree that Exhibit D to the Purchase Agreement shall be deleted in its entirety and replaced with Exhibit B attached to this Second Amendment for all purposes of the Purchase Agreement, including, without limitation, Section 5.4.3 thereof, as modified hereby.

6. Schedule 4.1.10(a). The parties hereby agree that Schedule 4.1.10(a) attached to this Second Amendment shall be added to the Original Purchase Agreement as Schedule 4.1.10(a) for all purposes thereof.

7. Reinstatement and Ratification. The parties hereby agree that the Purchase Agreement is hereby reinstated and except as specifically herein amended, all terms, provisions, conditions and exhibits contained in the Purchase Agreement are hereby confirmed, ratified and restated and shall remain unmodified and in full force and effect. In the event that any provision of this Second Amendment shall conflict with the terms, provisions, conditions, and exhibits of the Purchase Agreement, the terms of this Second Amendment shall govern and control.

8. Counterparts; Signatures. This Second Amendment may be executed in any number of counterparts and by each of the undersigned on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts put together shall constitute but one and the same Second Amendment. Signatures to this Second Amendment transmitted by .pdf, electronic mail or other electronic means shall be treated as originals in all respects for purposes of this Second Amendment.

9. Successors and Assigns. This Second Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

[Remainder of Page Intentionally Left Blank; Signatures Follow on Next Page]

IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the date indicated in the preamble above.

BUYER:

G&E HC REIT II BENTON MEDICAL PLAZA I & II MOB, LLC,
a Delaware limited liability company

By: /s/ Danny Prosky
Name: Danny Prosky
Its: Authorized Signatory

SELLER:

MEDICAL PARK PLACE MEDICAL COMPLEX, LLC, a Delaware limited liability company
By its Manager:
Landmark Healthcare Properties Fund, LLC, a Delaware series limited liability company, on behalf of its Medical Park Place Series
By its sole Member:
Landmark Healthcare Companies LLC, a Delaware limited liability company
By: /s/ Nicholas F. Checota
Nicholas F. Checota President

[Signature page to Second Amendment to Purchase and Sale Agreement and Escrow Instructions]